SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant  ☑                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Joint Additional Materials
☐	Soliciting Material Under Rule 14a-12

PIMCO Corporate & Income Opportunity Fund

PIMCO Corporate & Income Strategy Fund

PIMCO Dynamic Credit Income Fund

PIMCO Dynamic Income Fund

PIMCO Global StocksPLUS® & Income Fund

PIMCO High Income Fund

PIMCO Income Opportunity Fund

PIMCO Income Strategy Fund

PIMCO Income Strategy Fund II

PIMCO Strategic Income Fund, Inc.

PIMCO Municipal Income Fund II

PIMCO New York Municipal Income Fund II

PIMCO New York Municipal Income Fund III

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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PIMCO CLOSED-END FUNDS

Shareholder Name Address 1 Address 2 Address 3

June 27, 2014

URGENT RESPONSE REQUESTED

Re: [FUND NAME]

Dear Shareholder:

We have made multiple attempts to contact you regarding a very important matter pertaining to your investment in the above listed PIMCO Closed-End Fund. In order to proceed we are requesting your immediate response by July 9, 2014. This matter pertains to an important operating initiative for the Fund which requires your response.

It is very important that we speak to you regarding this matter as soon as possible. The call will only take a few moments of your time and there is no confidential information required; however your response is requested.

Please contact us toll-free at 1-877-361-7967 Extension 8822 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday. At the time of the call please reference the number listed below.

Thank you.

Sincerely,

Thomas J. Fuccillo

Secretary of the Fund

ID NUMBER: 1234567

E8822N

PIMCO CLOSED-END FUNDS

Shareholder Name Address 1 Address 2 Address 3

June 27, 2014

URGENT RESPONSE REQUESTED

Dear Shareholder:

We have made multiple attempts to contact you regarding a very important matter pertaining to your investment in a PIMCO Closed-End Fund. In order to proceed we are requesting your immediate response by July 9, 2014. This matter pertains to an important operating initiative for the Fund which requires your response.

It is very important that we speak to you regarding this matter as soon as possible. The call will only take a few moments of your time and there is no confidential information required; however your response is requested.

Please contact us toll-free at 1-877-361-7967 Extension 8822 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday. At the time of the call please reference the control number found on the enclosed form.

Thank you.

Sincerely,

Thomas J. Fuccillo

Secretary of the Fund

E8822O

PIMCO Closed-End Funds Abstention Script (ADJOURNMENT ANY VOTE)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling regarding your investment in a PIMCO Closed-End Fund. First, we would like to apologize for all the attention you have been getting from PIMCO as of late, however, there is an extremely important initiative underway that requires your attention. As a shareholder, you are being asked to attend and vote at a Special Meeting scheduled to take place on July 10, 2014.

Since I assume you are not able to attend the Meeting in person and have yet to register a vote “For” or “Against”, I wanted to offer you the opportunity to “Abstain” at this time. Would you like to do so?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with a PIMCO Closed-End Fund before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

—	Please state your full name. (Pause)
—	According to our records, you reside in (city, state, zip code). (Pause)
—	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of your voting instructions within 3 to 5 business days. Once you receive your confirmation, if you have any questions, feel free to contact us at the toll free number listed on the confirmation. Mr. /Ms.                         , your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

If the shareholder would not like to have his/her vote recorded:

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is important. Please fill out and return your proxy card at your earliest convenience. You can also vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a good (morning, afternoon, evening).

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